SCHEDULE I

EXECUTIVE OFFICERS AND DIRECTORS OF
REPORTING PERSONS

The following sets forth the name and present principal occupation of each executive officer and director of Bank of America Corporation.  The business address of each of the executive officers and directors of Bank of America Corporation is Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255.

Name	Position with Bank of America Corporation	Principal Occupation

Brian T. Moynihan	Chairman of the Board, Chief Executive Officer, President and Director	Chairman of the Board, Chief Executive Officer, and President of Bank of America Corporation

Dean C. Athanasia	President, Retail and Preferred & Small Business Banking	President, Retail and Preferred & Small Business Banking of Bank of America Corporation

Catherine P. Bessant	Chief Operations and Technology Officer	Chief Operations and Technology Officer of Bank of America Corporation

Sheri Bronstein	Chief Human Resources Officer	Chief Human Resources Officer of Bank of America Corporation

Paul M. Donofrio	Chief Financial Officer	Chief Financial Officer of Bank of America Corporation

Geoffrey Greener	Chief Risk Officer	Chief Risk Officer of Bank of America Corporation

Kathleen A. Knox	President, Private Bank	President, Private Bank of Bank of America Corporation

David Leitch	Global General Counsel	Global General Counsel of Bank of America Corporation

Thomas K. Montag	Chief Operating Officer	Chief Operating Officer of Bank of America Corporation

Thong M. Nguyen	Vice Chairman	Vice Chairman of Bank of America Corporation

Andrew M. Sieg	President, Merrill Lynch Wealth Management	President, Merrill Lynch Wealth Management

Andrea B. Smith	Chief Administrative Officer	Chief Administrative Officer of Bank of America Corporation

Sharon L. Allen	Director	Former Chairman of Deloitte LLP

Susan S. Bies	Director	Former Member, Board of Governors of the Federal Reserve System

Jack O. Bovender, Jr.	Lead Independent Director	Former Chairman and Chief Executive Officer of HCA Inc.

Frank P. Bramble, Sr.	Director	Former Executive Vice Chairman, MBNA Corporation

Pierre de Weck[1]	Director	Former Chairman and Global Head of Private Wealth Management, Deutsche Bank AG

Arnold W. Donald	Director	President and Chief Executive Officer, Carnival Corporation & plc

Linda P. Hudson	Director	Executive Officer, The Cardea Group, LLC and Former President and Chief Executive Officer of BAE Systems, Inc.

Monica C. Lozano	Director	Chief Executive Officer, College Futures Foundation and Former Chairman, US Hispanic Media Inc.

Thomas J. May	Director	Chairman, Viacom Inc.; Former Chairman, President, and Chief Executive Officer of Eversource Energy

Lionel L. Nowell, III	Director	Former Senior Vice President and Treasurer, PepsiCo Inc.

Denise L. Ramos	Director	Former Chief Executive Officer and President of ITT

Clayton S. Rose	Director	President of Bowdoin College

Michael D. White	Director	Former Chairman, President and Chief Executive Officer of DIRECTV

Thomas D. Woods[2]	Director	Former Vice Chairman and Senior Vice President of Canadian Imperial Bank of Commerce

R. David Yost	Director	Former Chief Executive Officer of AmerisourceBergen Corp.

Maria T. Zuber	Director	Vice President for Research and E.A., Griswold Professor of Geophysics, MIT

1 Mr. de Weck is a citizen of Switzerland.
2 Mr. Woods is a citizen of Canada.

The following sets forth the name and present principal occupation of each executive officer and director of Bank of America, National Association.  The business address of each of the executive officers and directors of Bank of America, National Association is 100 North Tryon Street, Suite 170, Charlotte, North Carolina 28202.

Name	Position with Bank of America, National Association	Principal Occupation

Brian T. Moynihan	Chief Executive Officer, President and Director	Chairman of the Board, Chief Executive Officer, and President of Bank of America Corporation

Dean C. Athanasia	President, Retail and Preferred & Small Business Banking	President, Retail and Preferred & Small Business Banking of Bank of America Corporation

Catherine P. Bessant	Chief Operations and Technology Officer	Chief Operations and Technology Officer of Bank of America Corporation

Sheri Bronstein	Chief Human Resources Officer	Chief Human Resources Officer of Bank of America Corporation

Paul M. Donofrio	Chief Financial Officer	Chief Financial Officer of Bank of America Corporation

Geoffrey Greener	Chief Risk Officer	Chief Risk Officer of Bank of America Corporation

Kathleen A. Knox	President, Private Bank	President, Private Bank of Bank of America Corporation

David Leitch	Global General Counsel	Global General Counsel of Bank of America Corporation

Thomas K. Montag	Chief Operating Officer	Chief Operating Officer of Bank of America Corporation

Thong M. Nguyen	Vice Chairman	Vice Chairman of Bank of America Corporation

Andrew M. Sieg	President, Merrill Lynch Wealth Management	President, Merrill Lynch Wealth Management

Andrea B. Smith	Chief Administrative Officer	Chief Administrative Officer of Bank of America Corporation

Sharon L. Allen	Director	Former Chairman of Deloitte LLP

Susan S. Bies	Director	Former Member, Board of Governors of the Federal Reserve System

Jack O. Bovender, Jr.	Chairman of the Board	Former Chairman and Chief Executive Officer of HCA Inc.

Frank P. Bramble, Sr.	Director	Former Executive Vice Chairman, MBNA Corporation

Pierre de Weck[3]	Director	Former Chairman and Global Head of Private Wealth Management, Deutsche Bank AG

Arnold W. Donald	Director	President and Chief Executive Officer, Carnival Corporation & plc

Linda P. Hudson	Director	Executive Officer, The Cardea Group, LLC and Former President and Chief Executive Officer of BAE Systems, Inc.

Monica C. Lozano	Director	Chief Executive Officer, College Futures Foundation and Former Chairman, US Hispanic Media Inc.

Thomas J. May	Director	Chairman, Viacom Inc.; Former Chairman, President, and Chief Executive Officer of Eversource Energy

Lionel L. Nowell, III	Director	Former Senior Vice President and Treasurer, PepsiCo Inc.

Denise L. Ramos	Director	Former Chief Executive Officer and President of ITT

Clayton S. Rose	Director	President of Bowdoin College

Michael D. White	Director	Former Chairman, President and Chief Executive Officer of DIRECTV

Thomas D. Woods[4]	Director	Former Vice Chairman and Senior Vice President of Canadian Imperial Bank of Commerce

R. David Yost	Director	Former Chief Executive Officer of AmerisourceBergen Corp.

Maria T. Zuber	Director	Vice President for Research and E.A., Griswold Professor of Geophysics, MIT

3 Mr. de Weck is a citizen of Switzerland.
4 Mr. Woods is a citizen of Canada.

The following sets forth the name and present principal occupation of each executive officer and director of Blue Ridge Investments, L.L.C.  The business address of each of the executive officers and directors of Blue Ridge Investments, L.L.C. is One Bryant Park, New York, NY 10036.

Name	Position with Blue Ridge Investments, L.L.C.	Principal Occupation

Lizbeth N. Applebaum	Chief Financial Officer & Managing Director	Managing Director, Business Finance Control Executive of Bank of America, National Association

Lisle C. Brathwaite	Managing Director	Managing Director, Compliance Executive of Merrill Lynch, Pierce, Fenner & Smith Incorporated

George C. Carp	Managing Director	Managing Director, Capital Markets Finance Executive of Bank of America, National Association

Steve Chaiken	Managing Director	Associate General Counsel & Managing Director of Bank of America, National Association

Elizabeth Chen	Manager & Senior Vice President	Senior Vice President, Business Executive-Operations of Countrywide Home Loans, Inc.

Edward H. Curland	Manager, Chief Executive Officer, Managing Director & President	Managing Director, Lead Trading Sector-Desk Manager of Merrill Lynch, Pierce, Fenner & Smith Incorporated

James J. Fabian	Senior Vice President	Senior Vice President, Senior Tax Specialist of Bank of America, National Association

Jason R. Hickey	Manager and Managing Director	Managing Director, Global Markets Risk Executive of Bank of America, National Association

Walter R. Louis	Treasurer & Managing Director	Managing Director, Senior Asset Liability Manager of Bank of America, National Association

Edward W. McLaren	Managing Director	Managing Director, Compliance Executive of Merrill Lynch, Pierce, Fenner & Smith Incorporated

James E. Michaels	Manager	Managing Director, Corporate Investment Senior Portfolio Manager of Bank of America, National Association

Mary Ann Olson	Manager	Senior Vice President, Senior Legal Entity Controller of Bank of America, National Association

Portia J. Poindexter	Managing Director	Associate General Counsel & Managing Director of Bank of America, National Association

Ana Vazquez	Senior Vice President	Senior Vice President, Senior Legal Entity Controller of Bank of America, National Association

The following sets forth the name and present principal occupation of each executive officer and director of Banc of America Preferred Funding Corporation.  The business address of each of the executive officers and directors of Banc of America Preferred Funding Corporation is 214 North Tryon Street, Charlotte, North Carolina 28255.

Name	Position with Banc of America Preferred Funding Corporation	Principal Occupation

John J. Lawlor	Director and President	Managing Director, Municipal Markets and Public Sector Banking Executive of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, National Association

Edward H. Curland	Director and Managing Director	Managing Director, Municipal Markets Executive for Trading of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, National Association

Michael I. Jentis	Managing Director	Managing Director, Head of Sales – Public Finance of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, National Association

Mona Payton	Managing Director	Managing Director, Municipal Markets Executive for Short-Term Trading of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, National Association

Edward J. Sisk	Director and Managing Director	Managing Director, Public Finance Executive of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, National Association

John B. Sprung	Director	Corporate Director

David A. Stephens	Director and Managing Director	Managing Director, Executive for Public Finance and Public Sector Credit Products of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, National Association